UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 6, 2006

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COST-U-LESS, INC.

(Exact name of registrant as specified in its charter)

WASHINGTON	0-24543	91-1615590
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3633 136th Place SE, Suite 110 Bellevue, Washington 98006
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (425) 945-0213

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On April 6, 2006, Cost-U-Less, Inc. issued a press release announcing an increase of 5.0% in same store sales (stores open a full 13 months), for the five weeks ended April 2, 2006 (March 2006). For the corresponding period a year ago (March 2005), Cost-U-Less, Inc. experienced a same store sales increase of 4.7%.

Additionally, the Company announced a same store sales increase of 3.7% for the 13 weeks ended April 2, 2006 as compared to a same store sales increase of 7.1% for the 13 weeks ended March 27, 2005.

Same store sales and total sales for March 2006 were positively impacted by the timing of the Easter Holiday which fell in March 2005 whereas it will fall in fiscal April of 2006. All of Cost-U-Less, Inc.’s stores close for at least one of the days during the Easter Holiday weekend. This is estimated to positively impact same store sales for March 2006 by approximately 2-3%, and approximately 1% for the 13 weeks ended April 2, 2006.

A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit No.	Description

99.1	Cost-U-Less, Inc. press release dated April 6, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cost-U-Less, Inc.
April 6, 2006	By:	/s/ Martin Moore

Martin Moore, Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Cost-U-Less, Inc. press release dated April 6, 2006

4